                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: January 23, 2002



                             HELMERICH & PAYNE, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Delaware                              1-4221                     73-0679879
-------------------------------------------------------------------------------
(State or other                 (Commission File              (I.R.S. Employer
jurisdiction of                      Number)                   Identification
incorporation)                                                     Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                   74114
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


                                 (918) 742-5531
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 9.  Other Events.

         On January 23, 2002, Helmerich & Payne, Inc. issued the following press release:

         "Tulsa, OK - Helmerich & Payne, Inc. reported net income of $15,604,000 ($0.31 per share, on a diluted basis) from revenues of $174,147,000 for the first quarter of fiscal year 2002, compared with net income of $33,840,000 ($0.67 per share, on a diluted basis) from revenues of $192,550,000 during the first quarter of 2001. 'A combination of warm weather and weak industrial demand has negatively impacted natural gas prices,' Company President and CEO, Hans Helmerich stated. 'Similarly, slumping economies worldwide have dampened oil markets. We believe the resulting downturn in oilfield service demand we are experiencing now will be short-lived. Assuming just modest improvement in overall economic conditions, reduced activity levels in the oil patch will result in reducing supply imbalances.'

         Contract Drilling

         Total first quarter Contract Drilling operating profit of $31,693,000, although up by 29% from last year's first quarter, was down from the $48,860,000 recorded during last year's fourth quarter ended September 30, 2001. First quarter average U.S. land rig revenue per day of $14,192 was up 29% compared to last year's first quarter, but declined 13% from last year's fourth quarter average of $16,386 per day. U. S. land rig utilization remained relatively strong at 89% for this year's first quarter, compared with 93% during last year's first quarter, and 100% during last year's fourth quarter.

         U.S. offshore platform rig performance remained steady with 100% utilization during the first quarter for the Company's ten platform rigs. Platform rig utilizations were 92% during last year's first quarter and 100% for last year's fourth quarter. Average revenue per day was up by 15% from last year's first quarter and flat compared to last year's fourth quarter.

         The Company's international contract drilling operating profit declined, compared with both the first quarter of last year and the previous quarter. Rig utilization for international operations averaged 55% for this year's first quarter, 53% during the first quarter of FY2001, and 62%
         for the fourth quarter of FY2001. Operating profit continued its decline in Colombia with only one rig working there during the first quarter, compared with four working during last year's first quarter and three working during the previous quarter. First quarter operating profit also suffered due to approximately $1,950,000 of rig moving expenses recognized during the quarter.

         Additionally, the Company took a pre-tax charge of $1,200,000 for losses due to devaluation of the Argentina peso. As recent news has indicated, there is significant uncertainty regarding economic, banking and currency stability in Argentina at this time. Should the economic situation there continue to decline, the Company could be exposed for up to an additional $4 to $5 million of losses during this fiscal year due to currency devaluation. The Company currently has two rigs located in Argentina, one of which is working with almost a year remaining under contract. The other rig is contracted for approximately 90 more days of work.

         As previously announced, the Company is currently engaged in its FlexRig III construction program wherein a total of 25 new rigs will be built over the next two years. Originally, it was anticipated that 15 of the 25 rigs would be completed during FY2002. Currently, the number of rigs to be completed during this fiscal year has been reduced to ten, primarily due to delays in steel shipments. Therefore, this year's capital expenditure estimate for the Contract Drilling Division has been reduced from $340 million to $300 million.

         Oil and Gas Division

         Operating profit for the Oil and Gas Division was down substantially from previous quarters due to declines in oil and natural gas prices, a decline in natural gas production volume, and increased producing property impairment charges. Natural gas prices averaged $2.05 per mcf during this year's first quarter, compared with $4.73 per mcf during last year's first quarter and $2.66 during last year's fourth quarter. Natural gas production volumes averaged 109.3 mmcf per day during this year's first quarter, compared with 116.5 mmcf per day during last year's first quarter and 112.1 mmcf per day during last year's fourth quarter.

         Oil prices declined to $18.97 per barrel during the first quarter, from $31.44 during last year's first quarter, and $25.33 during last year's fourth quarter of FY2001. Oil production volumes averaged 2,132 barrels per day for the first quarter, compared with 2,429 barrels per day during last year's first quarter and 2,060 barrels per day during last year's fourth quarter.

         Dry hole, abandonment, geophysical, and other exploration expense totaled $7,672,000 for this year's first quarter, compared with $15,531,000 during last year's first quarter, and $11,102,000 during last year's fourth quarter. Non-cash impairment charges of $5,425,000 were recorded during this year's first quarter, compared with $4,459,000 recorded during last year's fourth quarter. There were no impairment charges recorded during last year's first quarter. Additionally, the Company charged $900,000 to its reserve for bad debts in connection with anticipated uncollectible receivables from Enron Corp.

         As previously announced, an investment banking firm is currently assisting the Company in its effort to establish the Oil and Gas Division as a separate public entity and to potentially expand that operation through some sort of combination. The Company is currently holding serious discussions and negotiations toward that end. Although hopeful of consummating a deal within the next 30 to 45 days, there is no assurance that an agreement will be reached.

         Outlook

         Given a more severe decline in U.S. land rig dayrates than previously anticipated, and lower oil and gas prices, the Company has revised downward its guidance for FY2002 earnings. Assumptions for new guidance are averages for the remaining three-quarters of the Company's fiscal year ending September 30, 2002. Assumptions used, among others, include average U.S. land rig dayrates of $10,660, average natural gas wellhead prices of $2.00 per mcf, and $20.00 per barrel average oil prices. Assumptions for production volume averages are 98 mmcf per day for natural gas and 1,850 barrels per day for oil. Rig utilization assumptions for the next three quarters are 81% for U.S. land, 88% for U.S. offshore platform, and 55% for international.

         Given these major assumptions, plus other variables, total net income for the Company for the remaining three quarters is estimated to range from

         $0.60 to $0.70 per share, bringing total estimated income for FY2002 to $0.91 to $1.01 per share.

         Helmerich & Payne, Inc.'s conference call/webcast is scheduled for this afternoon at 3:30 EST (2:30 CST). To listen, go to www.videonewswire.com/HELMERICHPAYNE/012302/. If you are unable to participate during the live webcast, the call will be archived for 60 days on the website www.prnewswire.com.

         Effective the quarter ending December 31, 2001, the Company has discontinued the printing and distribution of its quarterly report. The financial statements previously found in the quarterly report are now available under the investor relations section of the Company's web site at http://www.hpinc.com or by mail upon request.

         Helmerich & Payne, Inc. (HP/NYSE) is an energy-oriented company engaged in contract drilling and oil and gas exploration and production. Currently, H&P has 54 U.S. land rigs, ten U.S. platform rigs located in the Gulf of Mexico, and 33 rigs located in South America. Additionally, the Company has two offshore platform rigs under construction, four land rigs being modified and upgraded, and plans for construction of 25 FlexRigs to be completed over the next 18 to 24 months.

         The information contained within this announcement is forward looking and involves risks and uncertainties that could significantly impact expected results. A discussion of these risks and uncertainties is contained in the Company's Form 10-K filed with the Securities and Exchange Commission on December 27, 2001."

                             HELMERICH & PAYNE, INC.
                                    UNAUDITED
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                      12/31/01         09/30/01
                                                     ----------       ----------

CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS:
 Total current assets                                $   267,601       $   331,412
 Investments                                             230,057           200,286
 Net property, plant, and equipment                      860,684           818,404
 Other assets                                             13,489            14,405
                                                     -----------       -----------

TOTAL ASSETS                                         $ 1,371,831       $ 1,364,507
                                                     ===========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Total current liabilities                           $    79,837       $   121,221
 Total noncurrent liabilities                            185,983           166,809
 Long-term debt                                           50,000            50,000
 Total Shareholders' Equity                            1,056,011         1,026,477
                                                     -----------       -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $ 1,371,831       $ 1,364,507
                                                     ===========       ===========



                                                          THREE MONTHS ENDED
                                                              DECEMBER 31
                                                         2001             2000
                                                       --------         --------
CONSOLIDATED STATEMENTS OF INCOME
REVENUES:

 Sales and other operating revenues                    $ 172,797       $ 189,748
 Income from investments                                   1,350           2,802
                                                       ---------       ---------
                                                         174,147         192,550
                                                       ---------       ---------
COST AND EXPENSES:
 Operating costs                                         102,331          94,046
 Depreciation, depletion and amortization                 26,993          17,978
 Dry holes and abandonments                                5,812          12,044
 Taxes, other than income taxes                            8,959           8,868
 General and administrative                                4,568           3,567
 Interest                                                    374             607
                                                       ---------       ---------
                                                         149,037         137,110
                                                       ---------       ---------

INCOME BEFORE INCOME TAXES AND EQUITY
IN INCOME OF AFFILIATES                                   25,110          55,440

INCOME TAX EXPENSE                                        10,598          22,035

EQUITY IN INCOME OF AFFILIATES,
 net of income taxes                                       1,092             435
                                                       ---------       ---------

NET INCOME                                             $  15,604       $  33,840
                                                       =========       =========

EARNINGS PER COMMON SHARE:
 Basic                                                 $    0.31       $    0.68
 Diluted                                               $    0.31       $    0.67

Average common shares outstanding:
 Basic                                                    49,736          49,818
 Diluted                                                  50,078          50,431

                             HELMERICH & PAYNE, INC.
                                    UNAUDITED
                                 (IN THOUSANDS)



                                                     FY 2002          FY 2001
                                                    FIRST QTR.       FIRST QTR.
                                                      ENDED            ENDED
                                                     12/31/01         12/31/00
                                                     ---------        ---------

FINANCIAL RESULTS - LINES OF BUSINESS

SALES AND OTHER REVENUES:

    Contract Drilling - Domestic                     $  92,123        $  62,294
    Contract Drilling - International                   39,053           38,691
                                                     ---------        ---------
      Total Contract Drilling Division                 131,176          100,985
                                                     ---------        ---------

    Exploration and Production                          24,791           57,728
    Natural Gas Marketing                               14,321           28,679
                                                     ---------        ---------
      Total Oil and Gas Division                        39,112           86,407
                                                     ---------        ---------

    Real Estate Division                                 2,495            2,331
    Investments and Other Income                         1,364            2,827
                                                     ---------        ---------
      Total Revenues                                 $ 174,147        $ 192,550
                                                     =========        =========

OPERATING PROFIT (LOSS):

    Contract Drilling - Domestic                     $  27,816        $  17,046
    Contract Drilling - International                    3,877            7,548
                                                     ---------        ---------
      Total Contract Drilling Division                  31,693           24,594
                                                     ---------        ---------

    Exploration and Production                          (3,959)          27,020
    Natural Gas Marketing                                  460            4,699
                                                     ---------        ---------
      Total Oil and Gas Division                        (3,499)          31,719
                                                     ---------        ---------

    Real Estate Division                                 1,397            1,375
                                                     ---------        ---------
      Total Operating Profit                            29,591           57,688
                                                     ---------        ---------

OTHER                                                   (4,481)          (2,248)

INCOME BEFORE INCOME TAXES AND EQUITY
                                                     ---------        ---------
IN INCOME OF AFFILIATES:                             $  25,110        $  55,440
                                                     =========        =========



AVERAGE PRODUCTION AND PRICES

  PRODUCTION
    Oil - Barrels Per Day                                2,132            2,429
    Natural Gas - Mcf Per Day                          109,266          116,495

  SALES PRICES
    Oil - $ Per Barrel                               $   18.97        $   31.44
    Natural Gas - $ Per Mcf                          $    2.05        $    4.73

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  HELMERICH & PAYNE, INC.
                                       (Registrant)



                                  By:   /s/ STEVEN R. MACKEY
                                      -----------------------------------------
                                      Name:   Steven R. Mackey
                                      Title:  Vice President



Dated:   January 23, 2002